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                                                                    EXHIBIT 10.9

                           CHANGE OF CONTROL AGREEMENT

      This CHANGE OF CONTROL AGREEMENT is entered into as of February 25, 2004, 2004 between DAUGHERTY RESOURCES, INC., a British Columbia corporation (the "Company"), and _________________, the ____________ of the Company (the
"Executive").

      The parties desires to provide an incentive for the Executive to remain with the Company by establishing a termination settlement that will be payable in the event the Executive's employment is terminated under certain circumstances following a change of control. Accordingly, the parties hereto agree as follows.

      1. DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth below.

            1.1 "Adjudication" means an adjudication and final judgment determining the rights or obligations of a party hereunder in any court of competent jurisdiction.

            1.2 "Cause" means the Executive's conviction of a felony of any nature or a misdemeanor involving embezzlement of corporate property.

            1.3 "Change of Control" means an event or series of events by which
(a) any "person" (as used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that it has the right to acquire without condition, other than the passage of time, whether the right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the total voting power of the outstanding voting stock of the Company, computed without regard to any so-called "share caps" intended to comply with the shareholder approval rules of the Nasdaq Stock Market, (b) the Company conveys, transfers, sells or leases all or substantially all of its assets to any person other than to a wholly owned subsidiary of the Company, (c) the stockholders of the Company approve any plan of liquidation or dissolution of the Company or (d) during any period of 12 consecutive months, individuals who, at the beginning of that period, constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            1.4 "Company" means Daugherty Resources, Inc. and its subsidiaries unless the context otherwise requires or, following a Change of Control, any successor to all or substantially all the business or assets of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise.

            1.5 "Disability" means a disability that renders the Executive unable for a period of six consecutive months to conduct his duties in substantially the same manner conducted prior thereto.

            1.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            1.7 "Good Reason" means (a) removal of the Executive from his position unless the removal is for Cause, (b) diminution of the Executive's power, authority or responsibilities or grant thereof or any substantial portion thereof to a person other than the Executive, (c) reduction of the Executive's compensation or failure to grant increases in the Executive's compensation on a basis at least substantially comparable to those granted to other executives of the Company of comparable title, salary and performance ratings made in good faith, (d) material breach of the Company's indemnification obligations to the Executive under its governing instruments or the Indemnification Agreement between the Executive and Company of even date herewith (e) any purported termination of this Agreement by the Company, (f) any failure by the Company to obtain the express written assumption of the Company's obligations under this Agreement by any successor to all or substantially all the business or assets of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise, (g)

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any failure by the Company to honor its obligations under the Incentive
Agreement or (h) and action, event or condition that constitutes Good Reason under the Other Change of Control Agreements.

            1.8 "Incentive Agreement" means the Long Term Incentive Agreement of even date herewith between the Company and the Executive.

            1.9 "Independent Legal Counsel" has the meaning set forth in Section 6.3.

            1.10 "Other Change of Control Agreements" means the Change of Control Agreements of even date herewith between the Company and each of William Barr, III, D. Michael Wallen and Michael P. Windisch.

            1.11 "Reviewing Party" has the meaning set forth in Section 6.2.

            1.12 "Salary" means the Executive's annual compensation, including any cash bonus and the value of any stock bonus or stock option award.

            1.13 "Termination Date" has the meaning set forth in Section 5.

      2. TERMINATION SETTLEMENT. In the event that, within five years following any Change of Control or the Company's execution of any agreement providing for a transaction that would result in a Change of Control, the Executive's employment with the Company is terminated by the Executive for Good Reason or by the Company other than for Cause or the death or Disability of the Executive, the Company shall provide the Executive with a termination settlement in an amount equal to __ years' Salary. The rate used to determine the settlement payment shall be the Salary in effect immediately prior to the employment termination or, in the event of a termination for Good Reason under Section 1.7(c), the Salary in effect immediately prior to its reduction.

      3. SETTLEMENT PAYMENT. The termination settlement provided under Section 2 shall be payable by the Company in cash on the effective date of employment termination or, at the election of the Executive, in periodic installment payments, subject in either case to any applicable withholding taxes. The payments provided herein are intended as a termination settlement and not as salary continuation.

      4. DEATH OR DISABILITY. In the event that, within five years following any Change of Control, the Executive's employment is terminated by reason of the Executive's death or Disability, the Executive or the legal representative of the Executive shall be entitled to death or long-term disability benefits from the Company on terms no less favorable than the maximum benefits to which the Executive would have been entitled had the death or termination for Disability occurred immediately prior to the Change of Control.

      5. NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Company for Cause or Disability or by the Executive for Good Reason shall be communicated by written notice to the other party. The notice shall indicate the effective date of termination, subject to extension pursuant to Section 6 (the "Termination Date") and the specific basis for termination, setting forth in reasonable detail the facts and circumstances claimed for termination on those grounds.

      6. DISPUTE RESOLUTION.

            6.1 Extension of Termination Date. If the party who receives a notice of termination pursuant to Section 5 notifies the other party within 30 days that a dispute exists on the basis for termination stated therein, the Termination Date for purposes of this Agreement shall be extended to the date on which the dispute is finally determined, either by written agreement between the parties, by the Reviewing Party or by Adjudication, provided that the Termination Date shall be so extended only if the aggrieved party pursues the resolution of the dispute in good faith and with reasonable diligence, in which event the Company shall continue to pay the Executive the same Salary in effect immediately prior to the employment termination or, in the event of a termination for Good Reason under Section 1.7(c), the Salary in effect immediately prior to its reduction. If the dispute is ultimately determined in favor of the Company, then all sums paid by the Company to the Executive from the termination date specified in the notice of termination until final resolution of the dispute shall be repaid promptly by the Executive, together with interest at the same rate then being paid by the Company under its bank credit facility. If the dispute is ultimately determined in favor of the Executive or is settled by agreement between the parties, then the Executive shall be

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entitled to retain all sums paid from the termination date specified in the notice of termination until final resolution of the dispute and shall be entitled to receive, in addition thereto, the payments provided herein to the extent not previously paid under this Section 6.1.

            6.2 Reviewing Party. A dispute on the basis for termination under this Agreement shall be determined in a forum (the "Reviewing Party") selected by the Executive from any one of (a) a committee of the Board of Directors of the Company comprised of all directors other than the Executive, if he is then serving as a director, acting by a majority vote, (b) a law firm or member of a law firm selected by the Executive and approved by the Board, provided that the firm has not represented the Company, the Executive or any of their respective affiliates in any material matter within the past five years ("Independent Legal Counsel") or (c) a panel of three arbitrators, one selected by the Board, one by the Executive and the third by the first two selected arbitrators, whose proceedings shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association and whose determination shall be presented in a written opinion.

            6.3 Fees and Expenses of Reviewing Party. If Independent Legal Counsel or an arbitration panel is selected as the Reviewing Party to resolve a dispute under this Section 6, the Company shall pay all reasonable fees and expenses of the Reviewing Party and shall indemnify the Reviewing Party against any and all expenses and losses incurred by the Reviewing Party in connection with its engagement under this Agreement.

      7. REMEDIES OF THE EXECUTIVE.

            7.1 Right to Adjudication. In the event that (a) the Reviewing Party makes a determination adverse to the Executive, (b) payments required to be made by the Company hereunder are not timely made or (c) the Executive otherwise seeks to enforce his rights under this Agreement, the Executive shall be entitled to an Adjudication, and the Company will not oppose the Executive's right to seek the Adjudication.

            7.2 Burden of Proof in Adjudication. In any Adjudication, the Executive shall be presumed to be entitled to the termination benefits provided under this Agreement following a Change of Control, and the Company shall have the burden of proof to overcome that presumption. Any Adjudication of an adverse determination by the Reviewing Party shall be made de novo, and the Executive shall not be prejudiced by the Reviewing Party's adverse determination. In any Adjudication, the Company shall be precluded from asserting that the procedures and presumptions provided in this Agreement are not valid, binding and enforceable. The Company shall stipulate that it is bound by all the provisions of this Agreement and precluded hereunder from making any assertion to the contrary.

            7.3 Expenses of Adjudication. Expenses reasonably incurred by the Executive in connection with the enforcement of this Agreement through an Adjudication shall be borne by the Company if the Executive is successful in the Adjudication.

      8. NATURE OF OBLIGATIONS. The Company's obligation hereunder shall be absolute and unconditional and shall not be subject to any setoff, counterclaim, recoupment, defense or other right that the Company may have against the Executive or any other person. Any amounts payable by the Company hereunder shall be made without notice or demand. The Company waives any rights it may now have or hereafter acquire, by statute or otherwise, to cancel, terminate or rescind this Agreement in whole or in part. Except as otherwise provided in
Section 6, any payment made by the Company hereunder shall not be subject to recovery or recoupment for any reason from the Executive or any person entitled thereto. The Executive shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise.

      9. SUCCESSOR AND ASSIGNS. This Agreement shall be binding on the successors and assigns of the Company and shall inure to the benefit of and be enforceable by the legal representatives, executors, administrators, heirs, distributees, devises and legatees of the Executive. Upon any Change of Control, the Company shall require any successor to all or substantially all the business or assets of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise, by written agreement satisfactory in form and substance to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

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      10. MISCELLANEOUS.

            10.1 Reservation of Rights. Nothing in this Agreement shall affect any right that the Company may otherwise have to terminate the Executive's employment at any time in any lawful manner, subject to providing any termination benefits required hereunder or under any severance policy of the Company then in effect. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by a party shall not preclude or waive that party's right to use any or all other remedies. Those rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            10.2 Waiver of Provisions. No provisions of this Agreement may be modified, amended, waived or discontinued unless agreed to in writing by the parties hereto. No waiver at any time by either party of any breach by the other party or waiver of compliance with any condition or provision to be performed by the other party shall be deemed a waiver of similar or dissimilar breaches, conditions or provisions at the same time or any prior or subsequent time.

            10.3 Integration. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party except as expressly set forth herein.

            10.4 Amendment. This Agreement shall not be amended or modified except by a written instrument signed by both parties.

            10.5 Governing Law. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any conflict of laws rules of that State or other principle that might refer the governance or construction of this Agreement to the law of British Columbia or any other jurisdiction.

            10.6 Binding Effect. The terms, conditions and provisions of this Agreement and all obligations of the Company hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

            10.7 Notices. Any notice, request or other communication required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, or mailed (postage prepaid by registered or certified mail), or sent by facsimile to the party (or to an executive officer of the Company) at their respective addresses provided in writing to the other party for that purpose. Any notice, request or other communication so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) two business days after the date deposited in the United States mail, (c) one business day after delivery to an overnight courier or (d) when receipt is acknowledged, if sent by facsimile.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                     DAUGHERTY RESOURCES, INC.

                                                     By_________________________
                                                       Name:
                                                       Title:

                                                     EXECUTIVE:

                                                     ___________________________

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